UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 10, 2005
ROCK-TENN COMPANY
(Exact name of registrant as specified in its charter)

Georgia	0-23340	62-0342590

(State of Incorporation)	Commission File Number	(IRS employer identification no.)

504 Thrasher Street, Norcross, Georgia	30071

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (770) 448-2193
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.
Annual Executive Bonus Program
     On November 10, 2005, the Compensation Committee of the Board of Directors (the “Committee”) of Rock-Tenn Company (the “Company”) determined and certified that the Chief Executive Officer (“CEO”) and certain other senior executives had satisfied their respective 2005 bonus goals under the Annual Executive Bonus Program (the “Plan”) and unanimously approved the Bonus Calculations (as defined in the Plan) and directed that such bonuses be paid in accordance with the calculations. The bonuses relating to 2005 paid to the CEO under the Plan and to certain other senior executives under the Plan and other bonus plans are as follows:

Name and Principal Position	2005 Bonus
James A. Rubright Chairman and Chief Executive Officer	$403,230
David E. Dreibelbis Executive Vice President; General Manager Paperboard Group	$169,233
Steven C. Voorhees Executive Vice President and Chief Financial Officer	$125,341
James L. Einstein Executive Vice President; General Manager Alliance Division	$49,912
Michael E. Kiepura Executive Vice President; General Manager Folding Carton Division	$48,532
Robert B. McIntosh Senior Vice President, General Counsel and Secretary	$90,343
     The Committee also has approved the 2006 potential bonus opportunities for the Company’s executive officers. The opportunities for each of the executive officers is based upon 2006 corporate operating income goals. The opportunities for James A. Rubright are also based in part upon corporate safety and customer satisfaction goals. Each executive officer (other than the CEO) also has additional goals relating to the executive officer’s particular position within the Company. The opportunities for David E. Dreibelbis, Michael E. Kiepura and James L. Einstein are based primarily upon division operating income, customer satisfaction and safety goals. The opportunities for Robert B. McIntosh and Steven C. Voorhees are based in part on corporate customer satisfaction goals and home office cost savings goals for fiscal years 2005 and 2006. Mr. McIntosh’s bonus opportunity is also based upon individual performance evaluation and legal department effectiveness evaluation goals. Mr. Voorhees’ bonus opportunity is based in part upon his oversight of the corporate restructuring program. The potential opportunity for the CEO, Mr. Rubright, ranges from 75% to 125%. The potential opportunities for the other executive officers of the Company range from 40% to 100%.
Supplemental Executive Retirement Plan
     On November 10, 2005, the Committee adopted an amendment to the Supplemental Executive Retirement Plan (the “SERP”) providing for the following modifications:
•	a lump sum payout for all participants who terminate after November 10, 2005;
•	a new benefit level for four executives who joined the Company in connection with the acquisition of Gulf States Paper Corporation in June 2005 (“Gulf States”); the benefit matches the benefit that Gulf States provided to these executives; and
•	amended the SERP to provide for the good faith compliance with Section 409A of the Internal Revenue Code.
The Committee’s approval of the SERP amendment included the following provisions:
•	the 10 year Treasury rate (to be reset every six months) in combination with the mortality table published in Revenue Ruling 2001-62 will be used for purposes of discounting lump sum payment and paying interest during the six month period during which certain executives are required to wait before receiving the lump sum payment; and
•	the company matching balances will be subtracted dollar-for-dollar from the initial lump sum.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 12, 2005

ROCK-TENN COMPANY
By:	/s/ Steven C. Voorhees
	Name:	Steven C. Voorhees
	Title:	Executive Vice-President and Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer and duly authorized officer)